Exhibit 99.2
CA Q4 FY’06
Preliminary Results
- April 25, 2006

Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be subject to criminal prosecution or civil penalties if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to criminal prosecution or substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the SEC investigations, including shareholder derivative litigation; changes to the compensation plan of CA’s sales organization may encourage behavior not anticipated or intended as it is implemented; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; certain software that CA uses in daily operations is licensed from third parties and thus may not be available to CA in the future, which has the potential to delay product development and production; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; if we do not adequately manage and evolve our financial reporting and managerial systems and processes, including the successful implementation of our enterprise resource planning software, our ability to manage and grow our business may be harmed; and the other factors described in CA’s Annual Report on Form 10-K/A for the year ended March 31, 2005, and any amendment thereto, and in its most recent quarterly reports filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Copyright ©2006 CA. All rights reserved. All trademarks, trade names, services marks and logos referenced herein belong to their respective companies.

Overview
-	Total revenue and EPS did not meet our expectations
-	Achieved guidance for subscription revenue
-	Billings and cash flow from operations to meet or exceed expectations

-	Full earnings results for FY2006 will be announced on May 30, 2006

Copyright ©2006 CA. All rights reserved. All trademarks, trade names, services marks and logos referenced herein belong to their respective companies.

Q4 FY’06 Guidance

	Revised	Prior

Total Revenue	$940M — $950M	$975M — $1B
Subscription Revenue	Meet prior guidance	$710M — $720M
GAAP EPS From Cont Ops	$0.00 — $0.02	$0.09 — $0.10
Non-GAAP Operating EPS*	$0.14 — $0.16	$0.23 — $0.24
Total Billings Growth FY’06***	5%	Mid-high single digits
GAAP CFFO FY’06	$1.360B — $1.390B	$1.311B — $1.351B
Non-GAAP Adj CFFO FY’06**	Exceed prior guidance	12% — 15%

*Note: See press release dated April 25, 2006 for a reconciliation of Non-GAAP Operating EPS to GAAP EPS from Continuing Operations. Available on investor.ca.com.
**Note: See press release dated April 25, 2006 for a reconciliation of Non-GAAP Adjusted Cash Flow from Continuing Operations to GAAP results. Available on investor.ca.com.
***Note: Billings growth for fiscal 2006 was due to the favorable impact of sales of acquisition-related products and accelerated customer payments. Excluding these two items, billings would have been flat to slightly down.

Copyright ©2006 CA. All rights reserved. All trademarks, trade names, services marks and logos referenced herein belong to their respective companies.

Achieved Subscription Revenue Guidance
MIDPOINT: $988M MAINTENANCE, SOFTWARE FEES AND OTHER, PROFESSIONAL SERVICES, INANCING FEES $265 — $280 SUBSCRIPTION REVENUE $710 — $720 JAN 24, 2006 GUIDANCE $975M — $1B MIDPOINT: $945M MAINTENANCE, SOFTWARE FEES AND OTHER, PROFESSIONAL SERVICES, FINANCING FEES $225 — $230 SUBSCRIPTION REVENUE $715 — $720 Q4 PRELIMINARY ACTUALS $940 — $950 TRANSITION OF ACQUISITIONS FROM PERPETUAL TO RATABLE OTHER REVENUE SHORTFALL $225 — $230 o SLOW BOOKINGS START TO QUARTER

Copyright ©2006 CA. All rights reserved. All trademarks, trade names, services marks and logos referenced herein belong to their respective companies.

Q4 FY’06 EPS Guidance Bridge
$0.09 — $0.10 GAAP EPS Prior Guidance $0.23 — $0.24 NON- GAAP EPS ($0.05) Impact of Revenue Shortfall ($0.05) ($0.05) — ($0.07) Increase in Expenses ($0.05) — ($0.07) $0.03 Tax Benefit $0.02 $0.00 — $0.02 Revised Guidance $0.14 — $0.16

Copyright ©2006 CA. All rights reserved. All trademarks, trade names, services marks and logos referenced herein belong to their respective companies.